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                                  Certified translation from the German language
                                                                     page 1 of 4

                                   AGREEMENT


between

feratel International GmbH A-5452 Pfarrwerfen
- hereinafter referred to as FERATEL -

and

Cybernet Internet-Dienstleistungen AG, Stefan Georg Ring 19, D-81929 Munich
- hereinafter referred to as CYBERNET -


1.     SERVICES:

1.1. feratel shall install a bi-directional digital radio-relay link from the Brenner Pass to Munich (town) and place it at the disposal of Cybernet.

The transmission capability shall be 34,368 Kbit/s bi-directionally PDH.
Interface: F 703 HDB3

1.1.1. The line will not be installed redundantly for the time being. The entire line shall be equipped with emergency power and dispose of a remote control installation. In case of a possible failure, feratel shall guarantee the removal of the defect within 36 hours. This shall not apply if a failure is caused by conditions that cannot be influenced by feratel, such as force majeure.

In case the line is not installed redundantly, a network availability of 99.40% shall be guaranteed.

The network availability being based on a network operation of 24 hours on 365 days a year, the downtime that is tolerated will be 54 hours per year.

1.1.2. Cybernet can require a respective upgrading of the line to a redundant function and feratel shall comply with such request within a reasonable period of time. In case of a redundant construction of the line, the entire line shall be double equipped.

In case of a redundant installation of the line, a network availability of 99.95% shall be guaranteed.

The network availability being based on a network operation of 24 hours on 365 days a year, the downtime that is tolerated will be 4.5 hours per year.

1.1.3. feratel shall not be responsible in any case for any failure caused in Cybernet's sphere of influence, such as failure due to insufficient power supply on the Munich site.

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                                  Certified translation from the German language
                                                                     page 2 of 4
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1.2 feratel shall place a second 34 Mbit channel between the Ranggerkopfl and
Munich at the disposal of Cybernet for one year.

The transmission capability shall be 34,368 Kbit/s bi-directionally PDH.
Interface: G 703 HDB3

1.2.1. The line will not be installed redundantly. The entire line shall be equipped with emergency power and dispose of a remote control installation. In case of a possible failure, feratel shall guarantee the removal of the defect within 36 hours. This shall not apply if a failure is caused by conditions that cannot be influenced by feratel, such as force majeure.

A network availability of 99.40% shall be guaranteed.

The network availability being based on a network operation of 24 hours on 365 days a year, the downtime that is tolerated will be 54 hours per year.

1.2.2. feratel shall not be responsible in any case for any failure caused in Cybernet's sphere of influence, such as failure due to insufficient power supply on the Munich site.

1.3. feratel shall install a bi-directional digital radio-relay link from Ranggerkopfl to Innsbruck/Rum and place it at the disposal of Cybernet.

The transmission capability shall be 34,368 Kbit/s bi-directionally PDH.
Interface: G 703 HDB3

1.3.1 As for the rest, the provisions under Items 1.2.1. and 1.2.2. shall be applicable.

2. MAINTENANCE AND REPAIR:

The maintenance and repair of the system shall be incumbent on feratel. Cybernet shall permit the personnel of feratel to carry out any maintenance and repair work that may be necessary on site in Munich.feratel shall grant the personnel of Cybernet access to the individual radio-relay stations.

3. COSTS:

3.1 For the radio-relay link from the Brenner Pass to Munich described under
Item 1.1., Cybernet shall pay monthly utilization charges to the net amount of S295,000.00.

3.2 feratel shall place the radio-relay link described under Item 1.2. to Cybernet's disposal free of charge for the period of one year. After the end of that one-year period, Cybernet shall pay monthly utilization charges to the net amount of S147,500.00.

3.3 For the radio-relay link described under Item 1.3., Cybernet shall pay monthly utilization charges to the net amount of S33,000.00.
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                                  Certified translation from the German language
                                                                     page 3 of 4


3.4 Cybernet shall grant feratel the installation and maintenance of the necessary appliances on the Munich site free of charge.

3.5 The payments shall be made monthly in advance on the first day of the respective month free of charges and deductions to an account to be specified by feratel. The payments shall only commence as from the time the system becomes operational. There is expressly not agreed a stable value of the demand. 8 month before the end of the initial three years of the Contract, the contracting parties shall enter into negotiations on the utilization charges to be paid after the end of three years.


4.   DATE OF THE LINE CONSTRUCTION:

feratel shall commence the construction of the line immediately after the conclusion of the Contract and shall make every endeavor to ensure that it will be possible to put the system into operation 6 months after the conclusion of the Contract at the latest and that all official permits will be present at that time.

5.   CONTRACT PERIOD:

The Agreement is concluded for an indefinite period of time and can be terminated by either party observing a notice period of six months with effect from the end of a year. A notice of termination must be sent by registered letter, the date as postmarked being applicable. In consideration of the high investment sum that is necessary for the initial line construction, Cybernet expressly waives its right of termination for a period of three years.

6.   OFFICE ROOMS:

In order to perform the purpose of this Contract, feratel shall temporarily let to Cybernet 50 m(2) of office room in the Bundesstrasse 4, A-6063 Rum/Innsbruck. The monthly rent is S 150.00 per m(2). If it should be necessary, the contracting parties will conclude a separate lease contract in that regard.

7.   GENERAL PROVISIONS:

Cybernet is not entitled to any claims for damages for whatever reason under this Agreement - except for cases of gross negligence or intent on the part of feratel. This, however, does not apply to failures of the systems described under Item 1. beyond the respectively specified range of network availability. The amount of a claim for damages shall be limited to the amount of two monthly charges, unless otherwise provided by imperative provisions of the law.

A claim for reduction shall only be possible to an amount in an exact proportion of the time of the service not rendered to the monthly charge.

Claims of Cybernet are subject to a one-year limitation period.

Cybernet is entitled to leave the contractual lines also to third parties for utilization.

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                                  Certified translation from the German language
                                                                     page 4 of 4


All objects deposited by feratel on whatever site, whether movable or immovable or fixed, shall not pass into the ownership of Cybernet, but shall remain the exclusive property of feratel.

Any multiplexers that may be installed are not part of this offer and shall be provided by the customers as required.

The validity of this Contract shall not be affected by a possible invalidity of individual provisions. An invalid provision shall be replaced by another permissible provisions that corresponds to the purpose of the cancelled provision.

Any alterations and additions must be made in writing to become effective; this shall in particular also apply to the requirement of writing.

This Contract and the related legal relationship are exclusively subject to Austrian law, subject to the provision that the application of any regulations referring to other legal systems and the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980, are excluded.

Any disputes under this Contract fall within the exclusive jurisdiction of the materially competent court in Innsbruck.


/signature/                                   /stamp/:
feratel International GmbH                   feratel
                                             INTERNATIONAL GMBH
                                             A-5452 Pfarrwerfen
                                             (illegible)


/signature/                                  /stamp/:
Cybernet Internet-Dienstleistungen AG        Internet-Dienstleistungen AG
                                             Stefan-Georg-Ring 19
                                             D-81929 Munich
                                             (illegible)
                                             Fax: + 49 89/9 93 15 - 199